UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2005

Avanir Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-622-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 17, 2005, Avanir Pharmaceuticals (the "Company") held its 2005 Annual Meeting of Shareholders (the "Annual Meeting"). At the Annual Meeting, the shareholders of the Company approved the adoption of the Company's 2005 Equity Incentive Plan (the "Plan"). The full text of the Plan, and a summary of the Plan's material terms, is contained in the Company's definitive proxy statement on Schedule 14A, filed with the SEC on January 28, 2005 (the "Proxy Statement"). Attached as Exhibit 10.1 to this Form 8-K is the form of Stock Option Agreement for use pursuant to the Plan.

Pursuant to the terms of the Plan and immediately following the Annual Meeting, two newly elected non-employee directors (Paul G. Thomas and Dennis G. Podlesak) each received a one-time option grant to purchase 25,000 shares of Class A common stock. Each of the other non-employee directors who served on the Board for at least six months as of the Annual Meeting (Stephen G. Austin, Dennis J. Carlo, Ph.D., Charles A. Mathews, Harold F. Oberkfell, Kenneth E. Olson and Jonathan T. Silverstein) was awarded an option to purchase 10,000 shares of Class A common stock. Additionally, Mr. Silverstein was awarded an option to purchase 25,000 shares of Class A common stock, which is the award customarily granted by the Company to newly elected directors, but that had not been previously awarded when he was first elected to the Board in September 2004. All option grants were awarded with an exercise price equal to the fair market value of the Class A common stock on the date of grant. The options awarded to the newly elected directors (including the option to purchase 25,000 shares awarded to Mr. Silverstein) vest over three years from the commencement of Board service, with one-third vesting on the first anniversary of his election to the Board, and then with respect to one-twelfth of the underlying shares quarterly thereafter. The other options awarded to incumbent directors were fully vested as of the date of grant.

On March 17, 2005, the Avanir Pharmaceuticals' Compensation Committee recommended, and the Board approved, a change in the annual retainer fee paid to the Chairman of the Board and other non-employee directors, as well as the reimbursement of reasonable out-of-pocket expenses incurred by non-employee directors in attending certain continuing education seminars for directors. A summary of the Board compensation arrangements is attached to this Form 8-K as Exhibit 10.2.

Also on March 17, 2005, the Compensation Committee recommended, and the Board approved, the payment of a discretionary performance-based cash bonus to the Company's President and Chief Executive Officer, Gerald J. Yakatan, Ph.D., in the amount of $102,000, a portion of which was paid in lieu of the retroactive base salary increase for Dr. Yakatan that was previously disclosed in the Proxy Statement. The bonus was paid for Dr. Yakatan's performance in the fiscal year ended September 30, 2004. The Compensation Committee previously awarded discretionary performance-based bonuses to each of the Company's named executive officers. These bonuses were based on performance in fiscal 2004 and were paid in the following respective amounts:

Name Principal Position(s) Bonus Amount
J. David Hansen Senior Vice President, Corporate Development $20,000
Gregory P. Hanson, CMA Vice President and Chief Financial Officer $35,000
James E. Berg Vice President, Clinical Affairs and Product Development $35,000
Jagadish Sircar, Ph.D. Vice President, Drug Discovery $35,000

Item 8.01. Other Events.

On March 17, 2005, the Company issued a press release announcing the voting results of the proposals presented for shareholder approval at the Annual Meeting. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on March 17, 2005, the Board elected Charles A. Mathews as Chairman of the Board, to serve in such capacity at the pleasure of the Board.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits
10.1 Form of Stock Option Agreement for use with 2005 Equity Incentive Plan
10.2 Summary of Non-Employee Director Compensation
99.1 Press release, dated March 17, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals

March 23, 2005	By:	Gregory P. Hanson, CMA

Name: Gregory P. Hanson, CMA
Title: VP Finance & CFO

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Exhibit Index

Exhibit No.	Description

10.1	Form of Stock Option Agreement
10.2	Summary of Board Compensation
99.1	Press Release, dated March 17, 2005